SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

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        Date of report (Date of earliest event reported) October 9, 2002
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                         THE FIRST AMERICAN CORPORATION
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             (Exact Name of the Registrant as Specified in Charter)

California                          0-3658                      95-1068610
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(State or Other Jurisdiction       (Commission               (IRS Employer
of Incorporation)                  File Number)              Identification No.)

1 First American Way, Santa Ana, California                      92707-5913
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(Address of Principal Executive Offices)                         (Zip Code)

Registrant's telephone number, including area code  (714) 800-3000
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                                 Not Applicable.
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          (Former Name or Former Address, if Changed Since Last Report)

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Item 5.   Other Events.

     First American Title Insurance Company has settled its lawsuit with the State of California and the City and County of San Francisco as well as a parallel class action lawsuit brought in the County of Los Angeles, each of which is described in Note 17 to the consolidated financial statements of The First American Corporation included in its annual report on Form 10-K for the year 2001.

     This settlement forms part of a global settlement involving all of First American's major competitors in California.

     The settlement amount as it relates to First American is approximately $8 million. Of this amount, $5.5 million will be paid in the form of cash refunds to customers during a cash claims period and discounts against future title or escrow services over a seven-year period to eligible customers who purchased, sold or refinanced residential property between May 19, 1995 and October 8, 2002. The remainder of this amount is payable in part to governmental agencies and class action counsel to offset the costs of the related investigation and litigation and in part to the Consumer Protection Prosecution Trust Fund that has been established to assist consumer protection matters.

     In reaching this settlement, First American Title Insurance Company denied any liability or wrongdoing.



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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.



                                        THE FIRST AMERICAN CORPORATION



Date: October 9, 2002                   By:    /s/ Thomas A. Klemens
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                                           Name:  Thomas A. Klemens
                                           Title: Executive Vice President and
                                                  Chief Financial Officer